                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             LAM RESEARCH CORPORATION
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LAM RESEARCH LOGO]



                            LAM RESEARCH CORPORATION
                                ________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   To be held

                                October 26, 1995



To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Lam Research Corporation (the "Company"), a Delaware corporation, will be held on Thursday, October 26, 1995, 10:00 a.m., local time, at the principal offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected.

      2. To approve an amendment of the Company's 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") to increase the number of shares reserved for issuance thereunder by 150,000 shares to 1,337,500.

      3. To approve an amendment of the Company's Amended 1991 Incentive Stock Option Plan (the "1991 Option Plan") to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to 3,875,000.

      4. To approve the Performance-Based Restricted Stock Plan (the "Performance Plan") and the number of shares reserved for issuance thereunder of 150,000 shares.

      5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1996.

      6. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 1, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                              By Order of the Board of Directors

                              Richard H. Lovgren
                              SECRETARY
Fremont, California
September 26, 1995





--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).
--------------------------------------------------------------------------------

                            LAM RESEARCH CORPORATION
                                 ______________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 26, 1995


TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

Information Concerning Voting and Solicitation . . . . . . . . . . . . . .    4
Proposal No. 1 - Election of Directors . . . . . . . . . . . . . . . . . .    5
Security Ownership of Certain Beneficial Owners and Management . . . . . .    7
Director Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Executive Compensation and Other Information . . . . . . . . . . . . . . .    8
Certain Relationships and Related Transactions . . . . . . . . . . . . . .   12
Compensation Committee Interlocks and Insider Participation. . . . . . . .   12
Report of the Compensation Committee . . . . . . . . . . . . . . . . . . .   12
Comparative Stock Performance. . . . . . . . . . . . . . . . . . . . . . .   15
Proposal No. 2 - Amendment of the 1984 Employee Stock Purchase Plan . . . 15 Proposal No. 3 - Amendment of the Amended 1991 Incentive Stock
                  Option Plan  . . . . . . . . . . . . . . . . . . . . . .   20
Proposal No. 4 - Approval of the Performance-Based Restricted Stock
                  Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Proposal No. 5 - Ratification of Appointment of Independent Auditors . . .   28
Compliance with Section 16(a) of the Securities Exchange Act . . . . . . .   29
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                            LAM RESEARCH CORPORATION
                                 ______________

             PROXY STATEMENT FOR 1995 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Lam Research Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, October 26, 1995 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company's telephone number at that location is
(510) 659-0200.

     These proxy solicitation materials were mailed on or about September 26, 1995 to all stockholders entitled to vote at the meeting. A copy of the Company's 1995 Annual Report to Stockholders accompanies this Proxy Statement.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on September 1, 1995 are entitled to receive notice of and to vote at the Annual Meeting. At the record date 27,320,607 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder deems appropriate, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is involved and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendments of the 1984 Employee Stock Purchase Plan and the Amended 1991 Incentive Stock Option Plan, for approval of the Performance-Based Restricted Stock Plan, for ratification of the appointment of the designated independent auditors and, as the case may be with respect to any items not marked, as the proxy holders deem advisable, on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Beacon Hill to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Beacon Hill a fee not to exceed $5,000 for its services and will reimburse Beacon Hill for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1996 Annual Meeting of Stockholders must be received by the Company no later than May 16, 1996 in order to have them included in the proxy statement and form of proxy relating to that meeting.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at five. The proxies cannot be voted for a greater number of persons than the five nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The following table sets forth certain information concerning the nominees which is based on data furnished by them.

   NOMINEES                    DIRECTOR    PRINCIPAL OCCUPATION AND BUSINESS
 FOR DIRECTOR            AGE    SINCE      EXPERIENCE DURING PAST FIVE YEARS
 ------------            ---    -----      ----------------------------------

Roger D. Emerick          56     1982     Chairman of the Board since 1984.
                                          Chief Executive Officer of the
                                          Company since July 1982.  Mr. Emerick
                                          is a Director of Electroglas, Inc.,
                                          Brooks Automation, and IPEC.

David G. Arscott(1,2)     51     1980     Mr. Arscott has been a director of
                                          the Company since 1980, and was
                                          Chairman of the Board from 1982-1984.
                                          He is currently and has been since
                                          1989 General Partner of Compass
                                          Technology Partners.  From 1978 to
                                          1989, Mr. Arscott was a Managing
                                          General Partner of Arscott, Norton &
                                          Associates, a venture capital firm.

Jack R. Harris(1,2)       53     1982     Mr. Harris has been a director of the
                                          Company since 1982.  He is currently
                                          and has been since 1986 Chairman,
                                          Chief Executive Officer, President
                                          and Chief Financial Officer of
                                          Optical Specialties, Inc.  Mr. Harris
                                          is a director of ILEX.

Grant M. Inman(1,2)       53     1981     Mr. Inman has been a director of the
                                          Company since 1981.  He is currently
                                          and has been since 1985 a General
                                          Partner of Inman & Bowman.  Mr. Inman
                                          is a director of Paychex, Inc. and
                                          Paradigm Holdings, Inc.

Osamu Kano(1)             58     1987     Mr. Kano has been a director of the
                                          Company since 1987 and Chairman of
                                          Lam Research Co., Ltd. in Japan since
                                          1991.  From 1987 to June 1991, Mr.
                                          Kano served as the Company's Senior
                                          Vice President of Japan Operations.
                                          He is currently and has been since
                                          1991 President of Innoquest
                                          Corporation.  Mr. Kano is a director
                                          of Optical Specialties, Inc.,
                                          Innotech Corporation, Fresh Quest
                                          Corporation, Pano Corp Display
                                          Systems, and XMR, Inc.


________________________
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended June 30, 1995. The Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee or committee performing the functions of a nominating committee. There is no incumbent director who attended fewer than 75% of the meetings of the Board of Directors, and no incumbent director who attended fewer than 75% of the meetings of the committee or committees on which he served.

     The Audit Committee, which consists of directors Arscott, Harris, Inman and Kano, met one time during fiscal 1995. This committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management, and reviews the internal accounting procedures and controls with the Company's financial and accounting staff.

     The Compensation Committee, which consists of directors Arscott, Harris and Inman, met four times and acted by Unanimous Written Consent five times during fiscal 1995. This committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans and recommends policies relating to such compensation and benefit plans.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth the beneficial ownership of shares of Common Stock of the Company as of September 1, 1995 by: (i) each person or entity who, based on the information provided to the Company by such persons or entities, owned beneficially more than five percent of the Company's Common Stock and such person or entity's address; (ii) each director of the Company; (iii) each named executive officer described in the section of this proxy statement captioned "Executive Compensation and Other Information"; and (iv) all current directors and executive officers as a group.



                                                                    SHARES          APPROXIMATE
    NAME OF PERSON OR IDENTITY OF GROUP                             OWNED(1)       PERCENT OWNED
    -----------------------------------                             -----          -------------
Fidelity Management & Research                                     2,556,300           9.36%
82 Devonshire Street
Boston, MA  02109

AIM Management Group                                               2,496,000            9.14
11 Greenway Plaza, Suite 1919
Houston, TX  77046

Investors Research Corporation                                     2,135,000            7.81
4500 Main Street
Kansas City, MO  64111

J.W. Seligman
100 Park Avenue                                                    1,380,000            5.05
New York, NY  10015

Roger D. Emerick                                                     204,875             *
David G. Arscott                                                      78,408             *
Jack R. Harris                                                        24,000             *
Grant M. Inman                                                        33,633             *
Osamu Kano                                                            44,367             *
Henk J. Evenhuis                                                      71,652             *
Raymond L. Degner                                                     33,416             *
G. Dennis Key                                                         18,216             *
Thomas O. Yep                                                         24,736             *
All current directors and executive officers as a group
(14 persons)                                                         602,773            2.21

________________________
* Less than one percent


                                        7

(1)  Includes 203,302, 21,000, 21,000, 18,000, 18,000, 63,312, 21,907, 11,751,
22,218 and 463,865 subject to outstanding options that are currently exercisable or exercisable within 60 days after September 1, 1995 in favor of Mr. Emerick, Mr. Arscott, Mr. Harris, Mr. Inman, Mr. Kano, Mr. Evenhuis, Dr. Degner, Mr. Key, Dr. Yep, and all current directors and executive officers as a group, respectively.



                              DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive annual retainers of $15,000; meeting fees of $1,000 for each Board of Directors meeting attended, up to a maximum of four meetings (other than telephonic meetings), plus reimbursement for reasonable travel expenses; and committee meeting fees of $500, up to a maximum of four meetings, plus reimbursement for reasonable travel expenses. In addition, each person who is a non-employee director is automatically granted on the first business day of each calendar year an option to purchase 6,000 shares of the Company's Common Stock under the Company's Amended 1991 Incentive Stock Option Plan at a price per share equal to the fair market value of one share of the Company's Common Stock on that date. Each option has a term of ten years and is immediately exercisable. Options cease to be exercisable immediately upon termination of director status. The option will terminate to the extent it is not exercised.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers ("named executive officers") of the Company (determined at the end of the last fiscal year) for the fiscal years ended June 30, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE



                                                                                     LONG TERM
                                         ANNUAL COMPENSATION                        COMPENSATION
                           ----------------------------------------------------     -------------
                                                                    OTHER
                                                                    ANNUAL                             ALL OTHER
       NAME AND                         SALARY         BONUS        COMPEN-                           COMPENSATION
  PRINCIPAL POSITION         YEAR       ($)(1)         ($)(1)       SATION ($)       OPTIONS (#)          ($)
-----------------------    --------    -----------------------     ------------     -------------    --------------
Roger D. Emerick             1995       577,105(2)     387,965          594 (3)           37,400         81,666 (4)
Chairman of the Board        1994       496,105(2)     349,068        3,354 (3)           25,000         55,478 (4)
 and Chief Executive         1993       455,708(2)     210,242          --                97,500         27,616 (4)
 Officer

Henk J. Evenhuis             1995       237,904        124,442          410 (3)           22,600          6,646 (6)
Senior Vice President,       1994       218,351        119,735          --                15,000          4,993 (6)
 Finance, and Chief          1993       204,920         91,622       35,529 (5)           30,000          1,656 (6)
 Financial Officer

Raymond L. Degner            1995       234,214        121,018       38,956 (7)           22,600          8,131 (8)
Senior Vice President        1994       207,124        117,905           54 (3)           15,000          5,736 (8)
                             1993       199,195         91,622          --                 7,500          1,620 (8)


                                        8

G. Dennis Key                1995       220,971        108,854          --                22,600         3,930 (10)
Vice President               1994       200,119         85,096          --                15,000         4,457 (10)
                             1993       174,796         64,587       31,773 (9)           21,000         1,399 (10)

Thomas O. Yep                1995       225,582        107,935          753 (3)           22,600         7,062 (11)
Vice President               1994       197,946         85,096           36 (3)           15,000         6,006 (11)
                             1993       184,290         64,587          --                18,000         2,119 (11)


________________________
(1) The amounts shown include amounts earned but deferred at the election of executive officers under the Company's deferred compensation plans and the Company's Employee Savings Plus Plan, a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended.
(2) Included in this amount is $100,000 in benefits paid by the Company on behalf of Mr. Emerick pursuant to a deferred compensation agreement.
(3) The amounts indicated for each named executive officer include interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.
(4)  Included in this amount is $75,000 for 1995, $50,000 for 1994, and $25,000 for 1993 under the terms of a Deferred Compensation Agreement between the Company and Mr. Emerick. Mr. Emerick may defer compensation of up to $500,000 over ten years, and the Company will match the first $50,000 of Mr. Emerick's deferrals in any year at the rate of 50%. No matching contribution will be made for any year in which the Company was not profitable. The Company's 50% matching contribution, if any, is cumulative only for profitable years based on aggregate contributions by Mr. Emerick and continues annually through the tenth year of the Agreement. Also included in these amounts are: $2,310 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee for 1995 and $2,310 for 1994; and term life insurance premiums in the amount of $4,356 for 1995, $3,168 for 1994, and $2,616 for 1993.
(5) Included in this amount is $23,023 paid by the Company to buy out a five-year bonus.
(6) Included in these amounts are $4,226 for 1995 and $2,686 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $2,420, $2,307, and $1,656 for term life insurance premiums for 1995, 1994, and 1993, respectively.
(7) Included in this amount is $20,916 paid by the Company to buy out a five-year bonus and $658 interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.
(8) Included in these amounts are $4,963 for 1995 and $3,108 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $3,168, $2,628, and $1,620 for term life insurance premiums for 1995, 1994, and 1993, respectively.
(9) Included in this amount is $19,495 paid by the Company to buy out a five-year bonus.
(10) Included in these amounts are $1,715 for 1995 and $2,347 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $2,215, $2,110, and $1,399 for term life insurance premiums for 1995, 1994, and 1993, respectively.
(11) Included in these amounts are $2,310 for 1995 and $2,310 for 1994 for Company match of 50% for up to 6% of total contributions to a qualified retirement plan pursuant to 401(k) for each employee; and $4,752, $3,696, and $2,119 for term life insurance premiums for 1995, 1994, and 1993, respectively.


STOCK PLANS

     The Company's Amended 1984 Incentive Stock Option Plan (the "1984 Option Plan") and the Amended 1991 Incentive Stock Option Plan (the "1991 Option Plan") (the 1984 Option Plan, and the 1991 Option Plan are collectively referred to as the "Option Plans"), permit the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonstatutory stock options. Only employees (including employees of any company in which the Company owns directly or indirectly at least 50 percent of the voting shares) may receive incentive stock options, while employees, paid consultants and, in certain limited instances, outside directors may receive nonstatutory options. A total of 7,147,781 shares of Common Stock have been reserved for issuance under the Option Plans (1,000,000 of which are subject to stockholder approval - see Proposal No. 3). As of Septem-ber 1, 1995, options to purchase 3,304,648 shares had been exercised (of which 4,240 shares were subsequently repurchased), options to purchase 2,366,241 shares were outstanding at an average exercise price of $29.91 per share, and 458,371 shares remained available for future grant under the Option Plans. During fiscal 1995 the Company granted options to purchase 238,200 shares to all current executive officers as a group (ten persons) at an average exercise price of $31.81, options to purchase 24,000 shares to all current directors who are not executive officers as a group (four persons) at an average exercise price of $36.63, and options to purchase 563,950 shares to all current employees as a group (excluding executive officers and directors) at an average exercise price of $34.84.

     In 1984 the Company adopted the 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan"). The 1984 Purchase Plan is implemented by periodic six-month offerings. As of September 1, 1995, approximately 808,932 shares have been issued under the 1984 Purchase Plan. The 1984 Purchase Plan is administered by the Board of Directors of the Company or by a committee appointed by the Board. Employees of the Company or any majority owned subsidiary, including officers, are eligible to participate if they are customarily employed by the Company for at least 20 hours per week and more than five months per calendar year. The 1984 Purchase Plan currently permits eligible employees to purchase Common Stock through payroll deductions (which may not exceed ten percent of an employee's base compensation) at 85 percent of the fair market value at the beginning or at the end of each offering period, whichever is lower. Employees may end their participation in an offering at any time during the offering period and participation ends automatically on termination of employment with the Company.

     See Proposal No. 2 - "Amendment of the 1984 Employee Stock Purchase Plan" and Proposal No. 3 - "Amendment of the Amended 1991 Incentive Stock Option Plan."


                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
                        ---------------------------------


                                                                                       POTENTIAL REALIZABLE VALUE
                                        % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                                          OPTIONS                                       STOCK PRICE APPRECIATION
                                        GRANTED TO     EXERCISE OR                           FOR OPTION TERM (1)
                           OPTIONS     EMPLOYEES IN    BASE PRICE     EXPIRATION             ---------------
        NAME             GRANTED (#)    FISCAL YEAR      ($/SH)          DATE             5%                10%
        ----             -----------    -----------      ------          ----             --                ---
Roger D. Emerick            37,400         4.70%         $29.50        07/12/04        $693,859        $1,758,376

Henk J. Evenhuis            22,600          2.84          29.50        07/12/04         419,284         1,062,548

Raymond L. Degner           22,600          2.84          29.50        07/12/04         419,284         1,062,548

G. Dennis Key               22,600          2.84          29.50        07/12/04         419,284         1,062,548

Thomas O. Yep               22,600          2.84          29.50        07/12/04         419,284         1,062,548


________________________
(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.


     The following table provides certain information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1995 and the unexercised options held as of June 30, 1995 by the persons named in the Summary Compensation Table:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                                                                            Value of
                                                                 Number of Unexercised              Unexercised In-the-Money
                           Shares                             Options at Fiscal Year End         Options at Fiscal Year End (2)
                         Acquired on         Value            --------------------------         ------------------------------
     Name               Exercise (#)     Realized ($) (1)   Exercisable        Unexercisable     Exercisable        Unexercisable
     ----               ------------     ------------       -----------        -------------     -----------        -------------
Roger D. Emerick             112,505       $4,945,542           179,218             85,681       $10,027,090           $3,628,222
Henk J. Evenhuis              15,500          655,437            51,875             43,725         2,777,807            1,701,443
Raymond L. Degner              6,094          188,152            12,500             35,881           547,806            1,289,289
G. Dennis Key                 67,800        3,124,236             1,220             40,099            61,030            1,520,441
Thomas O. Yep                 66,000        2,857,875            11,937             39,162           510,114            1,469,074

____________________
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market value of underlying securities at year-end minus the exercise price.


     The following table sets forth, as to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, all current executive officers as a group and all employees (excluding executive officers) as a group who participated in the 1984 Purchase Plan: (i) the number of shares of the Company's Common Stock purchased under the 1984 Purchase Plan during the last fiscal year; (ii) the dollar value of the benefit (see footnote
(1) to the table), and (iii) the amount of payroll deductions for future purchases accumulated through June 30, 1995 for the current purchase period under the Purchase Plan, which purchase period commenced March 27, 1995:


                      EMPLOYEE STOCK PURCHASE PLAN SUMMARY


     NAME OF INDIVIDUAL OR                  NO. OF SHARES          DOLLAR          CURRENT PERIOD
       IDENTITY OF GROUP                      PURCHASED         VALUE ($) (1)    PAYROLL DEDUCTIONS
       -----------------                      ---------         ---------        ------------------
Roger D. Emerick                                  709          $     9,890         $     6,019
Henk J. Evenhuis                                  353                4,992               2,800
Raymond L. Degner                                 359                4,898               3,096
G. Dennis Key                                     346                4,810               2,824
Thomas O. Yep                                     342                4,755               2,796
All current executive officers as a
group (10 persons)                              2,977               41,474              25,061
All current employees, excluding
executive officers, as a group                 80,607            1,124,716             981,406

_______________________
(1) Market value on date of purchase minus the purchase price.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1993, Colin C. Tierney, Vice President, borrowed $120,000 from the Company pursuant to a promissory note bearing interest at 3.99% per annum. As of June 30, 1995, $120,000 plus accrued interest was paid in full.




     In March 1994 the Board of Directors approved a fully secured loan in the amount of $100,000 plus applicable interest to Alexander Voshchenkov, Vice President and Chief Technical Officer. In November 1994, Dr. Voshchenkov borrowed $100,000 from the Company pursuant to a promissory note bearing interest at 6.34% per annum. The loan is due and payable in November 1995 and as of September 1, 1995, $100,000 plus accrued interest remains outstanding.

     In March 1995, Roger D. Emerick, Chairman of the Board and Chief Executive Officer, borrowed $325,000 from the Company pursuant to a promissory note bearing interest at 7.19% per annum. As of June 30, 1995, $325,000 plus accrued interest was paid in full.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Osamu Kano, Director of the Company since 1987, was a member of the Compensation Committee. Mr. Kano is currently the Chairman of Lam Research Co., Ltd. in Japan, a subsidiary of the Company, and served as the Company's Senior Vice President of Japan Operations from 1987 to June 1991. As of August 18, 1994, Mr. Kano became a member of the Audit Committee and no longer serves on the Compensation Committee.

     Jack R. Harris, Director of the Company since 1982, is a member of the Compensation Committee. Mr. Harris is the Chairman, Chief Executive Officer, President and Chief Financial Officer of Optical Specialties, Inc ("OSI"). The Company has invested a total of $500,000 to purchase Series A Preferred Stock and Series E Preferred Stock of OSI in two transactions. Other outside investors also participated in the transactions. The latter of the transactions took place on December 14, 1994.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors, comprised of three non-employee directors, determines and administers the Company's executive compensation policies and programs.

COMPENSATION POLICIES

     One of the Committee's primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual incentives and long-term incentives.

     In formulating and administering the individual elements of the Company's executive compensation program, the Committee emphasizes planning, implementing and achieving long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance and determining actual incentive awards.

     The Committee believes that the Company's executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support a corporation which has increased its revenues by more than 300 percent over the last four years, while providing superior stockholder returns (see the Performance Graph on page 15).

COMPENSATION COMPONENTS

BASE SALARY
     The Committee establishes the base salaries of executive officers after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee strives to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market is comprised of similarly sized high technology companies within and outside the Company's industry. The Committee has determined that base salaries were not consistent with these objectives and, therefore, has increased base salaries to ensure Lam remains competitive. In addition, a larger portion of each executive officer's compensation will be annual incentives in the form of a cash bonus, provided certain target performance objectives are met.

ANNUAL INCENTIVES
     The more aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance. The Committee will establish a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which the bonus can be reduced or increased.

LONG-TERM INCENTIVES
     STOCK OPTIONS
          The Committee grants stock options to focus the executive's attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock and utilize vesting periods to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.
     DEFERRED COMPENSATION PLAN
          Another component of the Company's executive compensation program is the Executive Deferred Compensation Plan (the "Deferred Plan"), a voluntary, non-tax-qualified, deferred compensation plan that encourages officers to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates. Participants receive a fixed rate yield based on the average annual interest rate of ten-year United States Treasury Notes for the previous ten years. An enhanced yield of up to 115 percent of the fixed rate yield will be payable in the event of death, retirement under certain circumstances, and termination of employment after plan participation for a specified number of years. Because the benefits of the Deferred Plan increase with each year of participation, offering the Deferred Plan to executives encourages them to stay with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee bases compensation of the Chief Executive Officer, Mr. Roger
D. Emerick, on the policies and procedures described above. In determining Mr. Emerick's base salary and bonus, the Committee examined compensation levels for other chief executive officers in high technology firms within and outside the industry. The Committee compared this information to the relevant performance of such firms relative to the Company's performance. Mr. Emerick's fiscal 1995 compensation arrangement, which included the grant of 37,400 stock options, reflects the Company's strong performance in the 1995 fiscal year, in which the Company's earnings increased to $89.2 million from $37.8 million and revenue grew to $810.6 million from $493.7 million in the prior year. The Committee recognizes that the Company's growth was the result of strategic planning adopted and implemented by Mr. Emerick and his management staff over a number of years. Mr. Emerick's current compensation arrangement with the Company also reflects the Company's desire to retain and motivate him with long-term incentives. In addition to the grant of 37,400 stock options and participation in the Deferred Plan, Mr. Emerick has a ten-year deferred compensation arrangement with the Company, which provides for an increasing portion of compensation to be paid to Mr. Emerick each year in which the Company is profitable. (See Summary Compensation Table, footnote 4.)

EFFECT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.


                                   COMPENSATION COMMITTEE

                                        David G. Arscott
                                        Jack R. Harris
                                        Grant Inman

                          COMPARATIVE STOCK PERFORMANCE

     Set forth below is the graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years. The graph compares stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market Index (U.S. companies only) and the Hambrecht & Quist ("H&Q") Semiconductor Index over the same period (assuming the investment in Lam Research Common Stock and each index was $100 on June 30, 1990 and that dividends, if any, were reinvested). The stock price performance shown on the graph is not necessarily indicative of future price performance.


        LAM         NASDAQ STOCK MKT   H&Q
        RESEARCH    U.S. INDEX         SEMICONDUCTOR
        ----------  -----------------  ---------------
 Jun-90        100                100             100
 Jul-90      79.59              94.98           89.59
 Aug-90      81.63                 83           70.94
 Sep-90      59.18              75.13           67.65
 Oct-90       55.1              72.18           64.49
 Nov-90      63.67              79.06           73.93
 Dec-90      79.59              82.47            79.7
 Jan-91     102.04               91.6            94.2
 Feb-91        100             100.41          101.48
 Mar-91     116.33             107.12          103.18
 Apr-91     134.69             107.81           107.5
 May-91      144.9             112.74          115.38
 Jun-91     140.82             105.89           96.93
 Jul-91     165.31             112.14           99.05
 Aug-91     185.71             117.71          102.88
 Sep-91     159.18             118.14           89.54
 Oct-91     218.37             122.06           94.65
 Nov-91     206.12             117.97           90.02
 Dec-91     204.08             132.35           104.8
 Jan-92     242.86             140.12          122.91
 Feb-92     224.49              143.3          129.96
 Mar-92      210.2             136.54          114.43
 Apr-92     179.59             130.71          111.94
 May-92     187.76             132.42          109.36
 Jun-92     193.88             127.25          110.04
 Jul-92        200             131.75          117.94
 Aug-92     220.41             127.72          115.36
 Sep-92     271.43             132.45          129.68
 Oct-92     275.51             137.66          138.41
 Nov-92     340.82             148.61          148.05
 Dec-92     340.82              154.1          164.53
 Jan-93     404.08             158.49          191.18
 Feb-93     434.69             152.56          204.15
 Mar-93     491.84                157          207.72
 Apr-93      489.8             150.29          186.16
 May-93     604.08             159.24          215.16
 Jun-93     646.94             159.99          218.96
 Jul-93     681.63              160.2          220.73
 Aug-93     769.39             168.45          262.14
 Sep-93     832.61             173.48          275.33
 Oct-93     648.95              177.4          240.86
 Nov-93     734.66              172.1          240.16
 Dec-93     795.88              176.9          243.83
 Jan-94     875.47             182.27          264.28
 Feb-94     881.59             180.61          280.75
 Mar-94     759.15              169.5          276.23
 Apr-94     740.78             167.31          263.54
 May-94     704.05             167.72          269.13
 Jun-94     685.68             161.61           259.5
 Jul-94     691.80             164.93          272.41
 Aug-94     869.34             175.43           293.2
 Sep-94     985.66             174.99          283.59
 Oct-94    1101.99             178.37          306.58
 Nov-94    1034.64             172.44          299.39
 Dec-94      912.2             172.97          299.42
 Jan-95     918.32             173.91          304.34
 Feb-95     979.54             183.09          341.95
 Mar-95    1095.86             188.43          361.58
 Apr-95    1236.67             194.47          412.74
 May-95    1401.97             199.58          446.82
 Jun-95    1567.27             215.33          507.46


[GRAPH]


                                 PROPOSAL NO. 2
               AMENDMENT OF THE 1984 EMPLOYEE STOCK PURCHASE PLAN

     In August 1995, the Board of Directors approved an amendment to the 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") increasing the number of shares reserved thereunder from 1,187,500 to 1,337,500. The stockholders are being asked to approve this amendment at the Annual Meeting.

     In 1984 the Company adopted the 1984 Purchase Plan and reserved 112,500 shares for issuance under said plan. In November 1987, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares reserved thereunder to 262,500, which amendment was approved by stockholders in February 1988. In September 1989, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 487,500 which amendment was approved by stockholders in November 1989. In July 1991, the Board of Directors amended the 1984 Purchase Plan to increase the number of shares authorized thereunder to 862,500 which amendment was approved by stockholders in November 1991. In

July 1993, the Board of Directors amended the 1984 Employee Stock Purchase Plan to increase the number of shares authorized thereunder to 1,087,500, which amendment was approved by stockholders in October 1993. In August 1994, the Board of Directors amended the 1984 Employee Stock Purchase Plan to increase the number of shares authorized thereunder to 1,187,500, which amendment was approved by the stockholders in October 1994.

PURPOSE

     The purpose of the 1984 Purchase Plan is to provide employees (including officers) of the Company who participate in the 1984 Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

     The 1984 Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the 1984 Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1984 Purchase Plan, provided that such members may not vote on any matter affecting administration of the 1984 Purchase Plan or serve on a committee formed to administer the 1984 Purchase Plan. No charges for operations or other costs may be made against the payroll deductions of a participant in the 1984 Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1984 Purchase Plan.

ELIGIBILITY

     Any regular employee (including an officer) who is employed by the Company (or by any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the 1984 Purchase Plan, provided that such employee is employed on the commencement date of the offering period and subject to certain limitations imposed by
Section 423(b) of the Code. As of September 1, 1995, approximately 3,700 employees were eligible to participate in the 1984 Purchase Plan; 1,663 employees are participating in the offering period ending September 22, 1995.

     Notwithstanding the foregoing, no employee shall be permitted to subscribe for shares under the plan if, immediately after the grant of the option, the employee would own five percent or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which may be purchased through subscriptions under the plan or pursuant to any other options), nor shall any employee be granted an option which would permit his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time.

OFFERING DATES

     The 1984 Purchase Plan is implemented by one offering during each six-month period of the plan. Since its adoption in 1984, there have been 18 six-month offering periods. The nineteenth offering period will begin on September 25, 1995. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the 1984 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, or at such other time as may be determined by the Board of Directors for all eligible employees with respect to a given offering. An employee who becomes eligible to participate in the 1984 Purchase Plan after the commencement of an offering may not participate in the plan until the commencement of the next offering.

PURCHASE PRICE

     The purchase price per share at which shares are sold under the 1984 Purchase Plan is the lower of 85 percent of the fair market value of a share of Common Stock on the date of commencement of the offering period or 85 percent of the fair market value of a share of Common Stock on the last day of the six-month offering period. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value of the Common Stock on a given date shall be based upon the mean of the bid and asked price as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent of a participant's eligible compensation, which is defined in the 1984 Purchase Plan to include all regular straight time salary, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. A participant may discontinue his or her participation in the 1984 Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the commencement date of the offering and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the 1984 Purchase Plan.

     All payroll deductions are credited to the participant's account under the 1984 Purchase Plan and are deposited with the general funds of the Company. To the extent that an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess is refunded to the employee without interest. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the 1984 Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering shall not be allowed to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding. See "Payment of Purchase Price; Payroll Deductions" for limitations on payroll deductions. If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the 1984 Purchase Plan, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable. Unless an employee withdraws from participation in the plan (See "Withdrawal") or his or her participation is otherwise discontinued (See "Termination of Employment"), the employee's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

WITHDRAWAL

     While each participant in the 1984 Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1984 Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in that offering. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the 1984 Purchase Plan except for officers subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act").

     In effect, therefore, the employee is given an option which he or she may or may not exercise at the end of the six-month offering period. By executing the subscription agreement to participate in the 1984 Purchase Plan, the employee does not become obligated to make the stock purchase; rather, the subscription agreement is merely an election by the employee to have shares placed under option to him or her. Unless the employee's participation is discontinued or his or her payroll deductions withdrawn, however, the option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option which are purchasable with the employee's accumulated payroll deductions will be purchased for the employee at the applicable price.

TERMINATION OF EMPLOYMENT

     Termination of a participant's continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the 1984 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement. Failure to remain in the continuous employ of the Company for at least 20 hours per week during the offering period will be deemed to be a withdrawal from the 1984 Purchase Plan.

CAPITAL CHANGES

     In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company.

     In the event of the liquidation or dissolution of the Company, the offering period shall terminate automatically unless otherwise provided by the Board. In the event of the merger of the Company with another corporation or the sale of substantially all of the assets of the Company, the 1984 Purchase Plan provides that each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all the optioned stock, including the shares as to which the option would not otherwise be exercisable.

NONASSIGNABILITY

     No rights or accumulated payroll deductions of an employee under the 1984 Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the 1984 Purchase Plan.

REPORTS

     Individual accounts will be maintained for each participant in the 1984 Purchase Plan. Each participant shall receive as promptly as practicable after the end of the six-month offering period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the 1984 Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1984 Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the 1984 Purchase Plan, materially modify the eligibility requirements under the 1984 Purchase Plan or materially increase the benefits which may accrue to participants under the 1984 Purchase Plan. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act, or with Section 422 of the Code, (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment of the 1984 Purchase Plan in such a manner and to such a degree as required. In any event the 1984 Purchase Plan will terminate in 2004.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The 1984 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares, or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be capital gain or loss. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 1984 PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE INCOME TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF

ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE. EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING APPLICABILITY OF THESE TAX LAWS.

RESTRICTION ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"). Common Stock acquired under the 1984 Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

     Approval of the amendment increasing shares under the 1984 Purchase Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
             THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE
                       1984 EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL NO. 3
            AMENDMENT OF THE AMENDED 1991 INCENTIVE STOCK OPTION PLAN

GENERAL

     In July 1995, the Board of Directors approved an amendment to the Amended 1991 Incentive Stock Option Plan (the "1991 Option Plan") increasing the number of shares reserved thereunder from 2,875,000 to 3,875,000. In accordance with the terms of the 1991 Option Plan, the Company is seeking approval of the amendment by the Company's stockholders.

     The Company's 1991 Option Plan was adopted by the Board of Directors in July 1991. In August 1993, the Board of Directors amended the 1991 Option Plan to increase the number of shares authorized thereunder from 900,000 to 1,800,000, which amendment was approved by stockholders in October 1993. In July 1994, the Board of Directors amended the 1991 Option Plan to increase the number of shares authorized thereunder from 1,800,000 to 2,875,000, which amendment was approved by stockholders in October 1994. A total of 2,875,000 shares of Common Stock are reserved for issuance under the 1991 Option Plan. Options granted under the 1991 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options. See "Certain United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive and nonstatutory stock options. The 1991 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA.

PURPOSE

     The purposes of the 1991 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, consultants and nonemployee directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1991 Option Plan may be administered by the Board of Directors of the Company or by a committee, and is currently being administered by the Compensation Committee of the Board of Directors. Grants of options under the Plan shall be made by the Board or a committee. No member of the Board or committee may vote on any option to be granted him or take part in any consideration of the Plan as it may apply to him. Grants of options to directors who are employees may be made by the Board of Directors if a majority of the directors are "disinterested persons" or by a committee consisting of two or more "disinterested persons", and grants of options to nonemployee directors may be made only as described in the "Eligibility" section below. The interpretation and construction of any provision of the 1991 Option Plan is within the sole discretion of the Board or committee, whose determination is final and conclusive. Members of the Board or committee receive no additional compensation for their services in connection with the administration of the 1991 Option Plan. Copies of the 1991 Option Plan are available upon request at the Company's principal executive offices.

LIMITS ON GRANTS

     The 1991 Option Plan limits the discretion allowed to the Board or committee in granting options. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the 1991 Option Plan. Without this provision in the 1991 Option Plan, the federal tax legislation enacted in August 1993 might limit the Company's ability to deduct such compensation expense. The limitation provides that under the 1991 Option Plan no employee may be granted in any one fiscal year options to receive more than 200,000 shares of Common Stock.

ELIGIBILITY

     The 1991 Option Plan provides that options may be granted to employees (including officers and directors who are employees) and paid consultants of the Company. Grants to nonemployee directors are limited to automatic grants of 6,000 shares on the first business day of January of each calendar year. No other grants may be made to nonemployee directors. The Board of Directors or its committee selects the optionees and the number of shares for which each option may be exercised. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service of the employee and other relevant factors.

     The 1991 Option Plan does not provide for a maximum or minimum number of shares of Common Stock which may be granted under option to any one employee. However, notwithstanding the designation of an option as an incentive option, to the extent that the aggregate fair market value of shares with respect to which options designated as incentive options are exercisable by an employee for the first time during any single calendar year (under all of the Company's option plans) exceeds $100,000, such options in excess of $100,000 are treated as nonstatutory options. See "Certain United States Federal Income Tax Information" below.

TERMS OF OPTIONS

     The terms of options granted under the 1991 Option Plan are determined by the Board or its committee. Each option is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

     (a) EXERCISE OF THE OPTION. The Board of Directors or its committee determines on the date of grant when options may be exercisable. The current standard form of option agreement provides that options may be exercised cumulatively as to 12/48 of the shares at the end of the first full year following the date of grant of the option and an additional 1/48 of the shares at the end of each full month thereafter. The Board of Directors in some circumstances may accelerate exercisability of an outstanding stock option on certain events. Options granted to non-employee directors are 100% vested on the date of grant.

     An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. Payment for shares issued upon exercise of an option shall be by cash or cash equivalent, promissory note, an exchange of shares of the Company's Common Stock, or, with respect to options other than those granted to non-employee directors, by such other consideration as determined by the Board of Directors or its committee. The Company's current form of option agreement provides for payment by cash or cash equivalent. A cash equivalent includes a same day sale procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

     (b) EXERCISE PRICE. The exercise price of incentive stock options and non-employee director options granted under the 1991 Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant as determined by the Board of Directors. The exercise price of nonstatutory options may be less than 100%, but shall be no less than 85%, of the fair market value of the Company's Common Stock on the date of grant as determined by the Board of Directors if the Board determines that a discount from the fair market value is appropriate in lieu of the payment of a reasonable amount of salary or cash bonus to the optionee. However, in the case of incentive stock options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value on the date of grant. For so long as the Company's stock is traded in the Nasdaq National Market, the fair market value shall be the mean of the bid and asked prices reported by Nasdaq on the date the option is granted.

     (c) TERMINATION OF EMPLOYMENT. The 1991 Option Plan provides that if the optionee's continuous status as an employee or consultant is terminated for any reason, other than death or total and permanent disability, the option may be exercised within such period of time as is determined by the Board of Directors or its committee (not exceeding three months in the case of an incentive option or six months in the case of a nonstatutory option, which determination must in the case of incentive options be made at the date of grant) after such termination as to all or part of the shares as to which the optionee was entitled at the time of termination. If a non-employee director's tenure terminates, for any reason other than death or disability, the option terminates immediately.

     (d) DISABILITY. In the event of the termination of an optionee's continuous status as an employee, consultant or non-employee director as a result of his or her total and permanent disability, the option may be exercised within six months (or, for employees and consultants, such other period of time not exceeding twelve months as is determined by the Board of Directors, which determination must in the case of incentive options be made at the date of grant) after such termination as to all or part of the shares as to which the optionee was entitled at the time of such termination.




     (e) DEATH. If an optionee should die while employed with the Company, the option may be exercised at any time within six months (or, for employees and consultants, such other period of time as is determined by the Board of Directors, which determination must in the case of incentive options be made at the time of grant of the option) after death, but only to the extent the options would have been exercisable had the optionee continued living and terminated employment six months after the date of death. If an optionee should die within 30 days (or such other period of time not exceeding three months as is determined by the Board of Directors, which determination must in the case of incentive options be made at the time of grant of the option) after termination of employment with the Company, the option may be exercised within six months after death to the extent the option was exercisable on the date of termination of employment.

     (f) TERMINATION OF OPTIONS. All options, incentive and nonstatutory, granted under the 1991 Option Plan expire ten years from the date of grant, unless a shorter period is provided in the option agreement. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, immediately before the grant of such option, owns more than 10% of the voting power or value of all classes of stock of the Company, may not have a term of more than five years.

     (g) NONTRANSFERABILITY OF OPTIONS. An option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable only by the optionee during his or her lifetime or by a person who acquires the rights to exercise by bequest or inheritance by reason of the death of the optionee.

     (h) RIGHTS UPON EXERCISE. Until an option has been properly exercised, no rights to vote or to receive dividends or any other rights as a stockholder exist with respect to the optioned stock.

     (i) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Option Plan as may be determined by the Board of Directors.

CAPITAL CHANGES

     In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the 1991 Option Plan, as well as in the number of shares reserved for issuance under the 1991 Option Plan.

     In the event of the liquidation or dissolution of the Company, each outstanding option shall terminate automatically unless otherwise provided by the Board. In the event of the merger of the Company with another corporation or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all the optioned shares, including the shares as to which the option would not otherwise be exercisable.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend or terminate the 1991 Option Plan at any time or from time to time without approval of the stockholders; provided, however, the Company shall obtain stockholder approval of any amendment to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act, or with Section 422 of the Code, (or any other applicable law or regulation). Such stockholder approval shall be obtained in such a manner and to such a degree as required by the applicable law, rule or regulation. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1991 Option Plan. In any event, the 1991 Option Plan shall terminate in July 2001. Any options outstanding under the plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     Options granted under the 1991 Option Plan may be either "incentive stock options", as defined in Section 422 of the Code, or nonstatutory options.

     If an option granted under the 1991 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If the statutory holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of the option, the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company generally will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1991 OPTION PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. THE OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING APPLICATION OF THESE LAWS AND HIS OR HER TAX CIRCUMSTANCES.

RESTRICTIONS ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. Common Stock acquired under the 1991 Option Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

     Approval of the foregoing amendment of the 1991 Option Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
         THE AMENDMENT OF THE AMENDED 1991 INCENTIVE STOCK OPTION PLAN.



                                 PROPOSAL NO. 4
             APPROVAL OF THE PERFORMANCE-BASED RESTRICTED STOCK PLAN

GENERAL

     In September 1995, the Board of Directors of the Company adopted the Company's Performance-Based Restricted Stock Plan (the "Performance Plan"). The number of shares reserved for issuance under the Performance Plan is 150,000. The Company is seeking approval of the Performance Plan by the Company's stockholders. No awards may be made pursuant to the Performance Plan if the Performance Plan is not approved by the stockholders.

     The Performance Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of ERISA.

BACKGROUND AND PURPOSE

     In 1993, Section 162(m) was added to the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and each of its four other most highly-compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," within the meaning of Section 162(m). The Performance Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to maximize its federal income tax deduction in connection with restricted stock awards to its executives.

     The purpose of the Performance Plan is to provide motivation to selected employees of the Company to put forth maximum efforts toward the continued growth, profitability and success of the Company, and to increase the desire of participating employees to continue their employment with the Company, by providing restricted stock awards based on the achievement of goals relating to the financial performance of the Company.

ADMINISTRATION

     The Performance Plan will be administered by a committee of the Board of Directors (the "Administrator"). The members of the Administrator must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act with respect to Performance Plan participants who are subject to Section 16 of the Securities Exchange Act, and as "outside directors" under Section 162(m) of the Code with respect to Performance Plan participants who are "covered employees" within the meaning of Section 162(m) of the Code (for purposes of qualifying compensation attributable to restricted stock awards under the Performance Plan as "performance-based compensation" under Section 162(m)). Subject to the terms of the Performance Plan, the Administrator has the sole discretion to determine the employees of the Company who will participate in the Performance Plan, the number of shares of restricted stock that may be awarded under the Performance Plan, and the terms and conditions of such awards. The interpretation and construction of any provision of the Performance Plan is within the sole discretion of the Administrator, whose determination is final and conclusive. Members of the Administrator receive no additional compensation for their services in connection with the administration of the Performance Plan. Copies of the Performance Plan are available upon request at the Company's principal executive offices.

LIMITS ON AWARDS

     The Performance Plan limits the number of shares of restricted stock that may be awarded to any participant under the Performance Plan. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to restricted stock awarded to certain executive officers under the Performance Plan. Without this provision in the Performance Plan, the federal tax legislation enacted in 1993 might limit the Company's ability to deduct such compensation expense. The limitation provides that under the Performance Plan, no employee may be awarded in any one fiscal year more than 10,000 shares of Common Stock.

ELIGIBILITY

     Participation in the Performance Plan is determined in the discretion of the Administrator. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service to the Company and other relevant factors. No person is automatically entitled to participate in the Performance Plan in any given year.

TARGET AWARDS AND PERFORMANCE GOALS

     Under the Performance Plan, participants are eligible to receive restricted stock awards based upon the attainment and certification of performance measures pre-established by the Administrator. Performance measures may be established for quarterly, semi-annual or annual performance periods. It is anticipated that, at least initially, Company performance will be measured over each of the Company's fiscal quarters.

     For each performance period, the Administrator will establish: (1) a dollar denominated target award for each participant, (2) the performance goals based upon the Company's earnings, earnings per share, revenue growth or return on equity that must be achieved in order for the participant to earn the target award, and (3) a formula for increasing or decreasing a participant's actual award depending on how actual performance compares to the pre-established performance goals.

DETERMINATION OF ACTUAL AWARDS

     After the end of each performance period, the Administrator must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance that has been certified by the Administrator. However, the Administrator retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. A participant whose employment with the Company terminates for any reason prior to the end of a performance period will not receive an award for that performance period.

     For each performance period, the actual award (if any) for each participant will be converted into shares of restricted stock based upon the fair market value of the Common Stock on the last day of the performance period. Restricted stock awarded under the Performance Plan will vest as to 100% of the shares on the fifth anniversary of the award date subject to the participant's continued service as an employee of the Company, or, if earlier, upon the participant's retirement from the Company. In addition, the Administrator may, in its discretion, vest all or a portion of a participant's restricted shares in the event of the participant's disability or death prior to the fifth anniversary of the award date.

OTHER TERMS OF AWARDS

     Upon the grant of any restricted stock award, the Administrator may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations governing the grant of such restricted stock award as are not inconsistent with the Performance Plan. The Administrator may, in its discretion, permit a participant to satisfy any tax withholding obligation that arises in connection with a restricted stock award using shares of Common Stock, including vested shares under a restricted stock award.

     In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization that results in an exchange of common stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares reserved for issuance under the Performance Plan.

NEW PLAN BENEFITS

     The amounts that will be paid pursuant to the Performance Plan are not currently determinable.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, alter, suspend or terminate the Performance Plan, as it may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 or Section 162(m) or any other applicable law, the Company shall obtain stockholder approval of any amendment to the Performance Plan. No amendment, termination or modification of the Performance Plan may in any manner impair the rights of any participant under any award without the consent of the participant.

TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws related to restricted stock awards under the Performance Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences or the consequences of a participant's death.

     In the absence of a valid election pursuant to Section 83(b) of the Code, a participant will generally recognize ordinary income for federal tax purposes as and to the extent the shares of restricted stock vest measured by the fair market value of the shares at that time. By validly filing an election pursuant to Section 83(b) of the Code, a participant can accelerate to the date of award the recognition of income and the commencement of the participant's long-term capital gains holding period in connection with the shares of restricted stock. However, such an election will likely result in recognition of substantial ordinary income at that time for which a deduction will not be available in the event the shares are subsequently forfeited. Any income recognized by a participant will be subject to applicable federal and state income and employment tax withholding that may be satisfied, at the election of a participant, by delivering a portion of the vested shares of restricted stock.

     Upon a resale of shares acquired pursuant to a restricted stock award under the Performance Plan, any difference between the sales price and the amount of any ordinary income recognized by the participant as provided above, will be treated as capital gain or loss. The tax rate on net capital gain (long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income. Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time that the participant recognizes ordinary income with respect to shares acquired in connection with the restricted stock award under the Performance Plan. The Performance Plan has been designed to enable any award of restricted stock under the Performance Plan to a covered employee to qualify as performance-based compensation and therefore deductible under Section 162(m) of the Code.

RESTRICTIONS ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. Common Stock acquired under the Performance Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast will be required to approve the adoption of the Performance Plan.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR"
                  THE PROPOSAL TO APPROVE THE PERFORMANCE PLAN.



                                 PROPOSAL NO. 5
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current year. Ernst & Young LLP has been the Company's independent auditors since fiscal year 1981.

     Audit services of Ernst & Young LLP during the 1995 fiscal year included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission ("SEC") and other regulatory bodies.

     The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the effect that the performance of non-audit services may have upon the independence of the auditors is examined.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative will be available to respond to appropriate questions from the stockholders.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, it complied with all filing requirements applicable to its officers, directors and ten percent stockholders.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.



                                        THE BOARD OF DIRECTORS


Dated:  September 26, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            LAM RESEARCH CORPORATION
                      1995 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1995

    The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 1995, and 1995 Annual Report to Stockholders, and hereby appoints Roger D. Emerick and Richard H. Lovgren, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on October 26, 1995 at 10:00 a.m. local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1984 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT OF THE AMENDED 1991 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED, FOR THE PERFORMANCE-BASED RESTRICTED STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1996, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

------------------------------------------------  --------------------------------
                 ACCOUNT NUMBER                                COMMON

1.  Election of Directors:

  FOR all nominees      WITHHOLD    (IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
    listed below                    THE NOMINEE'S NAME IN THE LIST BELOW)
     (except as                     Roger D. Emerick; David G. Arscott; Jack R. Harris; Grant M. Inman; Osamu Kano
    indicated).
        / /               / /

2. Proposal to approve an amendment of the 1984 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 150,000 shares:

            / /  For            / /  Against            / /  Abstain

3. Proposal to approve an amendment of the Amended 1991 Incentive Stock Option Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares:

            / /  For            / /  Against            / /  Abstain

4. Proposal to approve the Performance Based Restricted Stock Plan and the number of shares reserved for issuance thereunder of 150,000 shares:

            / /  For            / /  Against            / /  Abstain

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 30, 1996:

            / /  For            / /  Against            / /  Abstain

    (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all holders should sign.)

Signature(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated
--------------------------------------------------------------------, 1995
                            (Be sure to date Proxy.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.